UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities and Exchange Act of 1934

March 22, 2004
Date of Report
(Date of earliest event reported)

Commission File Number: 0-13351

NOVELL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	87-0393339 (I.R.S. Employer Identification No.)

404 Wyman Street, Suite 500
Waltham, MA 02451
(Address of principal executive offices and zip code)

(781) 464-8000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events

Institutional Shareholder Services ("ISS") requested that Novell provide ISS with additional information about the tax fees that Novell reported in its proxy statement for its 2004 Annual Meeting of Stockholders. ISS further requested that Novell publish this information either in a Form 8-K filing or in a press release. The following is the information that we provided to ISS:

FEES PAID TO INDEPENDENT AUDITORS

The following table sets forth the aggregate fees billed by Ernst & Young LLP for services rendered for the fiscal year ended October 31, 2003:

Audit Fees	$2,320,000
Audit-Related Fees	115,000
Tax Fees-Compliance	448,000
Total Audit, Audit-Related and Tax Compliance Fees	2,883,000
Other Non-audit Fees:
Tax Fees-Other	738,000
All Other Fees	1,332,000
Total-Other Fees	2,070,000
Total Fees	$4,953,000

By this measure, audit, audit-related and tax compliance fees represented 58.2% of all fees paid to Ernst & Young LLP in fiscal 2003.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2004	Novell,Inc. (Registrant) By /s/ Joseph S. Tibbetts, Jr. Senior Vice President, Chief Financial Officer and Principal Accounting Officer